EXHIBIT 10.3

SECOND AMENDMENT TO
MASTER LOAN AND TRUST AGREEMENT

SECOND AMENDMENT TO MASTER LOAN AND TRUST AGREEMENT (this “Amendment”), dated as of May 1, 2008, between BUSINESS FINANCE AUTHORITY OF THE STATE OF NEW HAMPSHIRE (“Issuer”), a body corporate and politic and a public instrumentality created and existing under and by virtue of the Constitution and laws of the State of New Hampshire, PENNICHUCK WATER WORKS, INC. (“Borrower”) and THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee (“Trustee”), a national banking association organized and existing under the laws of the United States of America, being an amendment to the Master Loan and Trust Agreement, dated as of October 1, 2005 (as amended by the First Amendment to Master Loan and Trust Agreement dated as of October 1, 2007, the “Master Agreement”), among said Issuer, Borrower and Trustee (defined terms used in this Amendment and not otherwise defined have their respective meanings as set forth in said Master Agreement).

W I T N E S S E T H :

WHEREAS, in accordance with a resolution of the Board of Issuer, Issuer has heretofore entered into the Master Agreement pursuant to which Issuer made available the proceeds of the Series 2005 Bonds to Borrower for the purpose of financing Borrower’s cost of acquisition, construction, improvement or equipping of the Project owned by Borrower, all in accordance with the Act; and

WHEREAS, the Master Agreement permits any amendments to the Master Agreement with the consent of the Bond Insurer and the unanimous consent of the affected Bondowners; and

WHEREAS, to facilitate the remarketing and marketing of Bonds as Term Rate Bonds and Bonds in the Fixed Rate Mode, Borrower desires that those provisions of the Master Agreement relating to redemption be amended to provide for the redemption of Bonds owned by deceased beneficial owners; and

WHEREAS, Borrower has requested that Issuer and Trustee execute this Amendment initially with respect to those portions of the subseries of the Bonds originally designated as the 2005 Series B-2 Bonds and 2005 Series C Bonds, which Bonds, as of the date of this Amendment are designated as the 2005 Series BC-2 Bonds, the 2005 Series BC-3 Bonds and the 2005 Series BC-4 Bonds (the “Affected Bonds”), and Issuer and Trustee are agreeable to amending or modifying the Master Agreement solely as set forth in Section 1 hereof; and

WHEREAS, there has been presented to Issuer and Trustee written evidence of the consent to this Amendment of the Bond Insurer and of each beneficial owner of the Affected Bonds;

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby and in consideration of the premises, do hereby agree as follows:

Section 1.  Amendment of the Master Agreement.  The Master Agreement is hereby amended as follows with respect to the Affected Bonds:

(a)

The Master Agreement is hereby amended by adding the following subsection to Section 3.06(g) thereof:

“(g)

Redemption (or Purchase) by the Borrower in the Event of Death of a Beneficial Owner.

(i)

Unless the Bonds (excluding for purposes of this Section 3.06(g), the Escrow Bonds) have been declared due and payable prior to their maturity by reason of an Event of Default, the Representative (as hereinafter defined) of a deceased Beneficial Owner (as hereinafter defined) who has owned (or whose estate has owned) the Bonds at least six months prior to any request for redemption has the right after April 1, 2010, to request redemption prior to stated maturity of all or part of such Beneficial Owner’s interest in the Bonds, and the Borrower shall redeem (or shall cause the Issuer to redeem) the same subject to the limitations that the Borrower will not be obligated to redeem (or cause to be redeemed), during the period from April 1, 2010, through and including April 1, 2011 (the “Initial Period”), and during any 12-month period which ends on and includes each April 1 thereafter (each such 12-month period being hereinafter referred to as a “Subsequent Period”), (A) on behalf of a deceased Beneficial Owner any interest in the Bonds of a subseries which exceeds $25,000 principal amount (the “Individual Limitation”) or (B) interests in a subseries of the Bonds exceeding $50,000 for each $2,500,000 in aggregate principal amount of such subseries (the “Annual Limitation”).  A request for redemption may be initiated by the Representative of a deceased Beneficial Owner at any time and in any principal amount.

(ii)

The Borrower may, at its option, redeem (or cause to be redeemed) interests of any deceased Beneficial Owner in the Bonds in the Initial Period or any Subsequent Period in excess of the Individual Limitation.  Any such redemption, to the extent that it exceeds the Individual Limitation for any deceased Beneficial Owner, shall not be included in the computation of the Annual Limitation for such Initial Period or such Subsequent Period, as the case may be, or for any succeeding Subsequent Period.  The Borrower may, at its option, redeem (or cause to be redeemed) interests of deceased Beneficial Owners in the Bonds, in the Initial Period or any Subsequent Period in an aggregate principal amount exceeding the Annual Limitation.  Any such redemption, to the extent it exceeds the Annual Limitation shall not reduce the Annual Limitation for any Subsequent Period.  On any determination by the Borrower to redeem (or cause to be redeemed) Bonds in excess of the Individual Limitation or the Annual Limitation, Bonds so redeemed shall be redeemed in the order of the receipt of Redemption Requests (as hereinafter defined) by the Trustee.

(iii)

A request for redemption of an interest in the Bonds may be initiated by the personal representative or other person authorized to represent the estate of the deceased Beneficial Owner or by a surviving joint tenant(s) or tenant(s) by the entirety or the trustee of a trust (each, a “Representative”).  The Representative shall deliver a request to the Participant (hereinafter defined) through whom the deceased Beneficial Owner owned such interest, in form satisfactory to the Participant, together with evidence of the death of the Beneficial Owner, evidence of the authority of the Representative satisfactory to the Participant, such waivers, notices or certificates as may be required under applicable state or federal law and such other evidence of the right to such redemption as the Participant shall require. The request shall specify the principal amount of the interest in the Bonds to be redeemed.  The Participant shall thereupon deliver to the Depositary a request for redemption substantially in the form attached as Exhibit D hereto (a “Redemption Request”).  The Depositary will, on receipt thereof, forward the same to the Trustee.  The Trustee shall maintain records with respect to Redemption Requests received by it, including date of receipt, the name of the Participant filing the Redemption Request and the status of each such Redemption Request with respect to the Individual Limitation or the Annual Limitation.  The Trustee will immediately file each Redemption Request it receives, together with the information regarding the eligibility thereof with respect to the Individual Limitation or the Annual Limitation with the Borrower.  The Depositary, the Issuer and the Trustee may conclusively assume, without independent investigation, that the statements contained in each Redemption Request are true and correct and shall have no responsibility for reviewing any documents submitted to the Participant by the Representative or for determining whether the applicable decedent is in fact the Beneficial Owner of the interest in the Bonds to be redeemed or is in fact deceased and whether the Representative is duly authorized to request redemption on behalf of the applicable Beneficial Owner.

(iv)

Subject to the Individual Limitation and the Annual Limitation, the Borrower will, after the death of any Beneficial Owner, redeem (or cause to be redeemed) the interest of such Beneficial Owner in the Bonds on the next interest payment date occurring not less than 30 days following receipt by the Borrower of the Redemption Request from the Trustee.  If Redemption Requests exceed the aggregate principal amount of interests in Bonds required to be redeemed during the Initial Period or during any Subsequent Period, then such excess Redemption Requests will be applied in the order received by the Trustee to successive Subsequent Periods, regardless of the number of Subsequent Periods required to redeem such interests.  The Borrower may, at any time notify the Trustee that it will redeem (or cause to be redeemed), on the next interest payment date occurring not less than 30 days thereafter, all or any such lesser amount of Bonds for which Redemption Requests have been received but which are not then eligible for redemption by reason of the Individual Limitation and the Annual Limitation.  Any Bonds so redeemed shall be redeemed in the order of receipt of Redemption Requests by the Trustee.

(v)

The price to be paid by the Borrower for the Bonds to be redeemed pursuant to a Redemption Request is 100% of the principal amount thereof plus accrued but unpaid interest to the date of payment.  Subject to arrangements with the Depositary, payment for interests in the Bonds which are to be redeemed shall be made to the Depositary upon presentation of Bonds to the Trustee for redemption in the aggregate principal amount specified in the Redemption Requests submitted to the Trustee by the Depositary which are to be fulfilled in connection with such payment.  The principal amount of any Bonds acquired or redeemed by or at the direction of the Borrower other than by redemption at the option of any Representative of a deceased Beneficial Owner pursuant to this section shall not be included in the computation of either the Individual Limitation and the Annual Limitation for the Initial Period or for any Subsequent Period.

(vi)

For purposes of this section, a “Beneficial Owner” means the Person who has the right to sell, transfer or otherwise dispose of an interest in a Bond and the right to receive the proceeds therefrom, as well as the interest and principal payable to the holder thereof.  In general, a determination of beneficial ownership in the Bonds will be subject to the rules, regulations and procedures governing the Depositary and institutions that have accounts with the Depositary or a nominee thereof (“Participants”).

(vii)

For purposes of this section, an interest in a Bond held in tenancy by the entirety, joint tenancy or by tenants in common will be deemed to be held by a single Beneficial Owner and the death of a tenant by the entirety, joint tenant or tenant in common will be deemed the death of a Beneficial Owner.  The death of a Person who, during his lifetime, was entitled to substantially all of the rights of a Beneficial Owner of an interest in the Bonds will be deemed the death of the Beneficial Owner, regardless of the recordation of such interest on the records of the Participant, if such rights can be established to the satisfaction of the Participant.  Such interests shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act, community property or other similar joint ownership arrangements, including individual retirement accounts or Keogh (H.R. 10) plans maintained solely by or for the decedent or by or for the decedent and any spouse, and trust and certain other arrangements where the decedent has the right to receive all or a portion of the income and such Person has substantially all of the rights of a Beneficial Owner during such person’s lifetime.

(viii)

In the case of a redemption request which is presented on behalf of a deceased Beneficial Owner and which has not been fulfilled at the time the Borrower gives notice of its election to redeem the Bonds, the Bonds which are the subject of such pending redemption request shall be redeemed prior to any other Bonds.

(ix)

Any Redemption Request may be withdrawn by the Person(s) presenting the same upon delivery of a written request for such withdrawal given by the Participant on behalf of such Person to the Depositary and by the

Depositary to the Trustee not less than 60 days prior to the interest payment date on which such Bonds are eligible for redemption.

(x)

The Borrower may, at its option, purchase any Bonds for which Redemption Requests have been received in lieu of redeeming (or causing the redemption of) such Bonds.  Any Bonds so purchased by the Borrower shall either be reoffered for sale and sold within 180 days after the date of purchase or presented to the Trustee for redemption and cancellation.

(xi)

During such time or times as the Bonds are not Book-Entry Bonds and are issued in definitive form, all references in this section to Participants and the Depositary, including the Depositary’s governing rules, regulations and procedures shall be deemed deleted, all determinations which under this section the Participants are required to make shall be made by the Borrower (including, without limitation, determining whether the applicable decedent is in fact the Beneficial Owner of the interest in the Bonds to be redeemed or is in fact deceased and whether the Representative is duly authorized to request redemption on behalf of the applicable Beneficial Owner), all redemption requests, to be effective, shall be delivered by the Representative to the Trustee, with a copy to the Borrower, and shall be in the form of a Redemption Request (with appropriate changes to reflect the fact that such Redemption Request is being executed by a Representative) and, in addition to all documents that are otherwise required to accompany a Redemption Request, shall be accompanied by the Bond that is the subject of such request.”

(b)

The Master Agreement is hereby amended by adding a new exhibit designated as “Exhibit D—Form of Redemption Request” as follows:

“EXHIBIT D

FORM OF REDEMPTION REQUEST

Business Finance Authority of the State of New Hampshire
Water Facility Revenue Bonds
(Pennichuck Water Works, Inc. Project)
2005 Series BC-__ due October 1, 2035 (the “Bonds”)

CUSIP NO. _____

The undersigned, ______________________________ (the “Participant”), does hereby certify, pursuant to the provisions of that certain Master Loan and Trust Agreement dated as of October 1, 2005 (as amended on October 1, 2007 and May 1, 2008, the “Master Agreement”), among the Business Finance Authority of the State of New Hampshire (the “Issuer”), Pennichuck Water Works, Inc. (the “Borrower”), and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), to The Depository Trust Company (the “Depositary”), the Borrower, the Issuer and the Trustee that:

1.

[Name of deceased Beneficial Owner] is deceased.

2.

[Name of deceased Beneficial Owner] had a $__________ interest in the above-referenced Bonds.

3.

[Name of Representative] is [Beneficial Owner’s personal representative/other person authorized to represent the estate of the Beneficial Owner/surviving joint tenant/surviving tenant by the entirety/trustee of a trust] of [Name of deceased Beneficial Owner] and has delivered to the undersigned a request for redemption in form satisfactory to the undersigned, requesting that $__________ principal amount of said Bonds be redeemed pursuant to said Master Agreement.  The documents accompanying such request, all of which are in proper form, are in all respects satisfactory to the undersigned and the [Name of Representative] is entitled to have the Bonds to which this Request relates redeemed.

4.

The Participant holds the interest in the Bonds with respect to which this Request for Redemption is being made on behalf of [Name of deceased Beneficial Owner].

5.

The Participant hereby certifies that it will indemnify and hold harmless the Depositary, the Trustee, the Issuer and the Borrower (including their respective officers, directors, agents, attorneys and employees), against all damages, loss, cost, expense (including reasonable attorneys’ and accountants’ fees), obligations, claims or liability (collectively, the “Damages”) incurred by the indemnified party or parties as a result of or in connection with the redemption of Bonds to which this Request relates.  The Participant will, at the request of the Borrower, forward to the Borrower, a copy of the documents submitted by [Name of Representative] in support of the request for redemption.

IN WITNESS WHEREOF, the undersigned has executed this Redemption Request as of _______________, 20___.

[PARTICIPANT NAME]

By
Name
Title		”

Section 2.  Miscellaneous.

(a)

All references in the Master Agreement or any other agreement or document delivered in connection therewith shall be deemed to refer to such Master Agreement as amended and modified by this Amendment.

(b)

This Amendment shall be coterminous with the Master Agreement.

(c)

This Amendment may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

(d)

This Amendment shall be governed by and construed in accordance with the laws of the State.

(e)

Except as expressly provided by Section 1 of this Amendment, all terms, provisions, representations, covenants, warranties and agreements of the Master Agreement continue in full force and effect.

(f)

Trustee makes no representation as to the validity or sufficiency of this Amendment.

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IN WITNESS WHEREOF, Issuer has caused this Second Amendment to Master Loan and Trust Agreement to be executed in its corporate name and with its official seal hereunto affixed and attested by its duly authorized officials.  Company has caused this Second Amendment to Master Loan and Trust Agreement to be executed in its corporate name and with its official seal hereunto affixed and attested by its duly authorized officials.  Trustee has caused this Second Amendment to Master Loan and Trust Agreement to be executed in its corporate name with its corporate seal hereunto affixed and attested by its duly authorized officials.  All of the above occurred as of the date first above written.

[SEAL]		BUSINESS FINANCE AUTHORITY OF THE STATE OF NEW HAMPSHIRE

		By	/s/ Jack Donovan
		Name	Jack Donovan
		Title	Executive Director

PENNICHUCK WATER WORKS, INC.

		By	/s/ William D. Patterson
William D. Patterson
Senior Vice President and
Chief Financial Officer

[SEAL]		THE BANK OF NEW YORK TRUST
COMPANY, N.A., as Trustee

Attest:

		By	/s/ Chi C. Ma
By	/s/ Christina Mullen	Name	Chi C. Ma
	Assistant Vice President	Title	Vice President

Acknowledged and consented to as of the date first above written:

AMBAC ASSURANCE CORPORATION

By	/s/ Dennis Pidherny
Name	Dennis Pidherny
Title	Managing Director